UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 23, 2013

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (804) 330-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 23, 2013, the Board of Directors (the “Board”) of Tredegar Corporation (the “Company”) approved amendments to Article I, Section 10 and Article II, Section 5 of the Company’s Amended and Restated Bylaws to extend the deadline for shareholders to nominate directors to the Board and propose other business for consideration at the 2014 annual meeting of shareholders from January 22, 2014 to February 21, 2014. Any director nominations or proposals for other business received by the Company on or prior to February 21, 2014 and otherwise complying with the Company’s Amended and Restated Bylaws may be submitted to shareholders at the 2014 annual meeting.

A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Tredegar Corporation, effective as of December 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 23, 2013

TREDEGAR CORPORATION

By:	/s/ A. Brent King
A. Brent King
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Tredegar Corporation, effective as of December 23, 2013.